PROMISSORY NOTE
Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	9-12-2018	9-12-2019	4061111013		Note #1000 #618529	823
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower: Hancock Park Corporate Income, Inc., a Maryland corporation 10 South Wacker Drive, Suite 2500 Chicago, IL 60606				Lender: Pacific Western Bank Los Angeles Real Estate and Construction 9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212
Principal Amount: $10,000,000.00				Date of Note: September 12, 2018

PROMISE TO PAY. Hancock Park Corporate Income, Inc., a Maryland corporation ("Borrower"), promises to pay to Pacific Western Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Ten Million & 00/100 Dollars ($10,000,000.00) or so much as may be outstanding in relation to that certain loan made to Borrower pursuant to that certain Business Loan Agreement, dated as of the date hereof, between Borrower and Lender (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), together with interest on the unpaid outstanding principal balance of each advance, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rate set forth in the “VARIABLE INTEREST RATE” paragraph. Interest shall be calculated from the date of each advance until repayment of each advance. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.
Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 12, 2019. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning October 31, 2018, with all subsequent interest payments to be due on the last business day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE.    The interest rate on the loan evidenced hereunder is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will provide Borrower with the current index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.000% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 0.750 percentage points over the Index, adjusted as necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.750%. NOTICE: Under no circumstances will the interest rate on this loan be less than 5.75% per annum or more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this Note is computed on the basis of a year consisting of 360 days; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.
PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of an Event of Default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Pacific Western Bank, Los Angeles Real Estate and Construction, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212.
LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $10.00, whichever is greater.
INTEREST AFTER DEFAULT. Upon the occurrence, and solely during the continuance, of an Event of Default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by 5.000 percentage points; provided that in the case of an Event of Default with respect to the payment of interest, such increase in the interest rate shall not apply until such payment of interest is 10 days or more late.
LENDER'S RIGHTS. Upon the occurrence, and during the continuance, of an Event of Default, Lender may, in accordance with the Loan Agreement and the Security Agreements, declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then, subject to the terms of the Loan Agreement and the Security Agreements, Borrower will pay that amount.
ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses , whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

PROMISSORY NOTE
Loan No. 4061111013	(Continued)	Page 2

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.
WAIVER OF JURY TRIAL AND JUDICIAL REFERENCE. This Note shall be subject to the Waiver of Jury Trial provision of the Loan Agreement and the Judicial Reference Agreement being concurrently entered into, which are incorporated herein by this reference.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.
COLLATERAL. Borrower acknowledges this Note is secured by the Collateral.
LINE OF CREDIT. This Note evidences a revolving line of credit under the Loan Agreement. Advances under this Note may be requested orally by Borrower or as provided in this paragraph or the Loan Agreement. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: Bilal Rashid, Jeff Cerny, and Tod Reichert. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.
INTEGRATION. The parties agree that (a) this Note, together with all of the Related Documents, represents the final agreement between the parties, and therefore incorporates all negotiations of the parties hereto (b) there are no unwritten oral agreements between the parties, and (c) this Agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note in accordance with the Loan Agreement, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability solely as a result of such change. All such parties agree that, except to the extent otherwise provided in the Loan Agreement or the Security Agreement, Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan in accordance with the Loan Agreement. The obligations under this Note are joint and several.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:
HANCOCK PARK CORPORATE INCOME, INC., A MARYLAND CORPORATION
By: /s/ Bilal Rashid
Bilal Rashid, Chief Executive Officer of Hancock Park Corporate Income, Inc.